EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 16, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2010 – October 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.3%	-2.4%	-10.3%	-5.3%	-2.8%	-5.2%	0.8%	-5.2%	10.0%	-28.6%	-0.5	-0.7
B**	1.3%	-2.4%	-10.7%	-5.8%	-3.4%	-5.8%	0.1%	-5.8%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	1.4%	-2.3%	-8.7%	-3.4%	-0.8%	-3.2%	N/A	-3.2%	9.9%	-23.7%	-0.3	-0.4
Legacy 2***	1.4%	-2.3%	-8.9%	-3.6%	-0.9%	-3.4%	N/A	-3.4%	9.9%	-24.4%	-0.3	-0.5
Global 1***	1.4%	-2.3%	-8.6%	-3.0%	-0.3%	-3.0%	N/A	-3.0%	9.7%	-21.9%	-0.3	-0.4
Global 2***	1.4%	-2.3%	-8.8%	-3.2%	-0.5%	-3.2%	N/A	-3.2%	9.7%	-22.4%	-0.3	-0.4
Global 3***	1.3%	-2.3%	-10.0%	-4.7%	-2.1%	-4.8%	N/A	-4.8%	9.7%	-26.2%	-0.5	-0.6

S&P 500 Total Return Index****	0.9%	6.0%	0.4%	2.8%	15.3%	13.8%	7.6%	13.8%	11.6%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.3%	0.7%	0.9%	6.5%	3.0%	7.0%	7.2%	7.0%	11.5%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	12%	Short	Natural Gas	3.7%	Short	12%	Short	Natural Gas	3.7%	Short
			Brent Crude Oil	2.3%	Short			Brent Crude Oil	2.4%	Short
Grains/Foods	9%	Short	Live Cattle	1.6%	Short	9%	Short	Live Cattle	1.6%	Short
			Cotton	0.9%	Short			Cotton	0.9%	Short
Metals	6%	Short	Gold	2.1%	Long	6%	Short	Gold	2.1%	Long
			Silver	1.2%	Long			Silver	1.2%	Long
FINANCIALS	73%					73%
Currencies	15%	Long $	Euro	1.8%	Long	15%	Long $	Euro	1.8%	Long
			British Pound	1.5%	Long			British Pound	1.5%	Long
Equities	15%	Short	Nasdaq	2.0%	Long	15%	Short	Nasdaq	2.0%	Long
			DJ Eurostoxx 50 Index	1.9%	Long			DJ Eurostoxx 50 Index	1.8%	Long
Fixed Income	43%	Long	Bunds	6.3%	Long	43%	Long	Bunds	6.4%	Long
			U.S. 10-Year Treasury Notes	5.8%	Long			U.S. 10-Year Treasury Notes	5.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell amid concerns over slowing economic growth in China, the world’s second largest oil consumer.  Natural gas and heating oil markets moved lower after data showed that U.S. supplies rose more than expected.

Grains/Foods
Wheat markets finished lower due to concerns over ample global supplies.  Corn markets also fell as progress continued on the harvest of a near-record crop.  Coffee prices fell over 4% after Colombia announced measures to increase exports to help farmers dealing with drought conditions linked to the El Nino weather pattern.  Lean hog prices decreased over 11% as production increased.  Cotton markets finished higher on strong demand and the expectation of lower production.

Metals
Precious metals finished higher amid growing indications the Federal Reserve will hold off on hiking interest rates until next year.  Base metal markets finished lower on fears of a China-led global economic slowdown.

Currencies
The U.S. dollar weakened against global counterparts on speculation that the Federal Reserve will wait until next year to raise interest rates. The Japanese yen strengthened as continued concerns over Chinese economic growth boosted demand for safe-haven assets.   The New Zealand dollar rose to its highest price in four months after expectations for interest rate hikes in the US were pushed back and better prospects for the local economy were seen following a gain in prices of dairy products, the country's largest commodity export.

Equities
U.S. equity markets finished slightly higher on upbeat consumer sentiment data and after banks released better than estimated earnings results.  The Hang Seng index rose almost 3% on expectations of new stimulus measures by the government to aid the economy.

Fixed Income
U.S. Treasury markets moved higher on speculation that the Federal Reserve would not raise interest rates this year and continued concerns over global economic growth.  European fixed income markets rose on speculation that the European Central Bank will consider additional monetary stimulus.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.